Registration No. 33-6534

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                        Post Effective Amendment No.10 to
                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                 MOTORS MECHANICAL REINSURANCE COMPANY, LIMITED
               (Exact name of registrant as specified in charter)

         Barbados                               Not Applicable
(State or other jurisdiction             (I.R.S. employer identification
of incorporation or organization)                   number)

           6331                            Financial Services Centre
(Primary standard industrial                  Bishops Court Hill
classification number)                     St. Michael, Barbados, W.I.
                                                (809) 436-4895
                                        (Address and telephone number of
                                          principal executive office)

                         RONALD W. JONES, Vice President
                 Motors Mechanical Reinsurance Company, Limited
                            Financial Services Centre
                               Bishops Court Hill
                           St. Michael, Barbados, W.I.
                                 (809) 436-4895
            (Name, address and telephone number of agent for service)

                                    Copy to:
                             David R. Woodward, Esq.
                         LeBoeuf, Lamb, Greene & MacRae
                          1875 Connecticut Avenue, N.W.
                             Washington, D.C.  20009


If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. (X)

          This Amendment is filed for the sole purpose of supplying currently dated Consents of Experts and Counsel, in connection with the Prospectus contained in Post Effective Amendment No. 9 to Registration Statement on Form S-1.

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post Effective Amendment to this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of St. Michael, Barbados, on June 30, 1994.

                                   MOTORS MECHANICAL
                                   REINSURANCE COMPANY, LIMITED


                                   By  s/Ronald W. Jones
                                         Ronald W. Jones, Vice-President,
                                           Finance

Pursuant to the requirements of the Securities Act of 1933, this Post Effective Amendment to this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        SIGNATURE                  TITLE                        DATE


s/Robert T. O'Connell         Chairman and Chief           June 30, 1994
  Robert T. O'Connell         Executive Officer and
                              Director (Principal
                              Executive Officer)

 s/Ronald W. Jones            Vice-President (Principal    June 30, 1994
   Ronald W. Jones            Financial and Accounting
                              Officer)

 s/Joseph J. Pero             President and Director       June 30, 1994
   Joseph J. Pero


 s/Vincent K. Quinn           Executive Vice-President
   Vincent K. Quinn           and Director                 June 30, 1994

 s/Louis S. Carrio, Jr.       Vice-President and Director  June 30, 1994
  Louis S. Carrio, Jr.

 s/Peter R. P. Evelyn         Director                     June 30, 1994
   Peter R. P. Evelyn

 s/Donald C. Mealey           Director                     June 30, 1994
   Donald C. Mealey